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Titan International, Inc.
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June 8, 2021

To:    Titan International, Inc. Shareholders
From:    Maurice Taylor, Chairman
RE:    Glass-Lewis Recommendations

I apologize that I have to send another note to you. I just received and reviewed the recommendations from Glass-Lewis. At least Glass-Lewis explains their voting recommendations. What they don’t say is that there was no insider special deal with Mr. Cashin or OEP Capital Advisors related to the acquisition of Voltyre-Prom. OEP was owned by JP Morgan Chase Bank when the Russian deal was done. At the time, the Russian tire plant was making a good profit. I personally traveled and visited the plant. Selling the equipment at auction may have generated more short-term revenue, but I believed at the time and still do today that this could be a profitable venture long-term.

Mr. Cashin, Mr. Cowger and Mr. Guinn are excellent members of the Titan International Board of Directors and for someone who doesn’t understand our business to say different is simply wrong. I take a great deal of pride in the people who serve on Titan’s Board. I don’t tell anyone how to invest their money, but I can tell you what the Board is doing, and you can see what happened in 2020, and where we are in 2021. ISS and Glass-Lewis should stick to advising companies that have revenue over $10 billion, because I don’t think they take the time to understand our business. I forgot to mention they have consultants who will guide us through this process for a fee.

Titan’s management and employees do an excellent job running and growing this business worldwide. I believe that to have someone stick their nose into how you should vote who has never been in a Titan factory or even understands what our products are is counterproductive to that growth. To make matters worse, Titan is having its best year in a long time. Look at the numbers, we believe our performance speaks for itself.

This letter contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of the COVID-19 pandemic on our operations and financial performance; the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this letter are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.